                                                                     Exhibit 4.6

                            ALCAN ALUMINIUM LIMITED


                                      and


                             BANKERS TRUST COMPANY,
                                    Trustee


                        ________________________________


                          Fifth Supplemental Indenture
                          Dated as of January 1, 1995

                        ________________________________


                              Supplemental to the
                      Indenture dated as of May 15, 1983,
                           as supplemented by a First
                          Supplemental Indenture dated
                             as of January 1, 1986,
                             a Second Supplemental
                             Indenture dated as of
                                June 30, 1989, a
                               Third Supplemental
                             Indenture dated as of
                               July 19, 1989, and
                             a Fourth Supplemental
                             Indenture dated as of
                                 July 17, 1990

     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1995, between Alcan Aluminium Limited, a corporation duly organized and existing under the laws of Canada (the "New Issuer"), and Bankers Trust Company, a banking corporation duly organized and existing under the laws of the State of New York (the "Trustee"),


                               W I T N E S S T H:


     WHEREAS, Alcan Aluminium Limited, a corporation duly organized and existing under the laws of Canada (the "Old Issuer"), has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture dated as of May 15, 1983 between the Old Issuer and the Trustee, as amended by the First Supplemental Indenture thereto dated as of January 1, 1986, a Second Supplemental Indenture thereto dated as of June 30, 1989, a Third Supplemental Indenture thereto dated as of July 19, 1989, and a Fourth Supplemental Indenture thereto dated as of July 17, 1990 (as so amended, the "Indenture"), and to provide, among other things, for the authentication, delivery and administration thereof, the Old Issuer duly authorized the execution and delivery of the Indenture;


     WHEREAS, ten series of Securities, the Old Issuer's $100,000,000 in aggregate principal amount of 9 7/8% Debentures Due 1998, the Old Issuer's $150,000,000 in aggregate principal amount of 9 5/8% Sinking Fund Debentures Due 2019, the Old Issuer's $100,000,000 in aggregate principal amount of 9 1/2% Debentures Due 2010, the Old Issuer's $150,000,000 in aggregate principal amount of 9.40% Debentures Due 1995, the Old Issuer's $125,000,000 in aggregate principal amount of 9.70% Debentures Due 1996, the Old Issuer's $150,000,000 in aggregate principal amount of 9.20% Debentures Due 2001, the Old Issuer's $125,000,000 in aggregate principal amount of 9.10% Debentures Due 1998, the Old Issuer's $150,000,000 in aggregate principal amount of 8.20% Debentures Due 1996, the Old Issuer's $150,000,000 in aggregate principal amount of 8 7/8% Debentures Due 2022, and the Old Issuer's $150,000,000 in aggregate principal amount of 5 7/8% Debentures Due 2000, have been issued pursuant to the Indenture;


     WHEREAS, pursuant to a vertical short-form amalgamation effected under the Canada Business Corporations Act on the date hereof (the "Amalgamations"), Alcan Aluminium Holdings Limited, a wholly-owned subsidiary of the Old Issuer ("Holdings") was amalgamated with the Old Issuer, with the corporation resulting from the Amalgamation being the New Issuer;


     WHEREAS, Section 9.1 of the Indenture provides that the Old Issuer shall not amalgamate with any other corporation unless, INTER ALIA, the corporation formed by such amalgamation expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture to be performed or observed by the Old Issuer; and


     WHEREAS, the New Issuer is duly authorized to execute and deliver this Fifth Supplemental Indenture, and all other things necessary to make the Indenture, as hereby supplemented and amended, a valid indenture and agreement according to its terms have been done;


     NOW, THEREFORE,


     In consideration of the premises and of the covenants contained in the Indenture, the New Issuer has executed and delivered this Fifth Supplemental Indenture.

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SECTION 1. DEFINITIONS.


     All references to the "Issuer" shall, pursuant to the definition thereof in
Section 1.1 of the Indenture, hereafter mean the New Issuer.


SECTION 2. ASSUMPTION OF OBLIGATIONS.


     The New Issuer, as the corporation resulting from the Amalgamation and successor corporation to the Old Issuer under Section 9.3 of the Indenture, hereby assumes the performance of every covenant to be performed or observed by the Old Issuer under the Indenture and the due and punctual payment of the principal of and interest on all the Securities outstanding on the date hereof.


SECTION 3. RATIFICATION OF THE INDENTURE.


     As hereby amended and supplemented, the Indenture is hereby ratified and its provisions confirmed in all respects. The recitals contained herein shall be taken as the statements of the New Issuer and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representation as to the validity of this Fifth Supplemental Indenture.


     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.


                                            ALCAN ALUMINIUM LIMITED


                                            By /s/ P.K. Pal
                                              -----------------------------
                                              Title: Vice President


(Corporate Seal)


Attest:


By /s/ Serge Fecteau
  -----------------------------
  Title: Assistant Secretary


                                            BANKERS TRUST COMPANY, as Trustee


                                            By /s/
                                              -------------------------------
                                              Title: ASSISTANT VICE PRESIDENT
(Corporate Seal)


Attest:


By /s/
  -----------------------------
  Title: Official Assistant
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CANADA                  )


PROVINCE OF QUEBEC      ) s.s.:


DISTRICT OF MONTREAL    )


     On this 16th day of December, 1994 before me personally came P.K. Pal, to me personally known, who, being by me duly sworn, did depose and say that he resides at 3181 Glencoe, Montreal, PQ, that he is Vice President of Alcan Aluminium Limited, one of the corporations described in and which executed the above instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


(SEAL)

                                                    /s/ Rita L. Stuart
                                                    --------------------------
                                                    Commissioner of Oaths


STATE OF NEW YORK       )
                          s.s.:
COUNTY OF NEW YORK      )


     On this 24th day of January, 1995 before me personally came Mark A. Woodward, to me personally known, who, being by me duly sworn, did depose and
say that he resides at New York, NY                   , that he is an Asst.
V.P.   of Bankers Trust Company, one of the corporations described in and which executed the above instrument; and that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


(NOTARIAL SEAL)


                                                 /s/ Margaret Bereza
                                                 --------------------------
                                                    Notary Public


                                                 MARGARET BEREZA [STAMP]
                                                 Notary Public State of New York
                                                 No.------------
                                                 Qualified in New York County
                                                 Commission Expires 2/22/96

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                             OFFICER'S CERTIFICATE


     Each of the undersigned, a Vice President and an Assistant Secretary, respectively, of Alcan Aluminium Limited, a Canadian corporation (the "Company"), does hereby certify as follows:

     1. I am familiar with the Indenture dated as of May 15, 1983 between the Company and Bankers Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of January 1, 1986, the Second Supplemental Indenture dated as of June 30, 1989, the Third Supplemental Indenture dated as of July 19, 1989 and the Fourth Supplemental Indenture dated as of July 17, 1990 (such Indenture, as so supplemented, being referred to herein as the "Indenture"), and have read Sections 8.1, 8.3, 8.4, 9.1, 9.3 and 11.5 thereof.

     2. I have reviewed resolutions approved by the Board of Directors of the Company at its October 27, 1994 meeting and the actions of officers of the Company in executing and delivering the Fifth Supplemental Indenture dated as of January 1, 1995 to the Indenture (the "Fifth Supplemental Indenture").

     3. In my opinion, I have made such examinations or investigations as is necessary to enable me to opine on the matter discussed in paragraph 4 below.

     4. In my opinion, (i) the amalgamation of the Company and Alcan Aluminium Holdings Limited, a wholly-owned subsidiary of the Company (the "Amalgamation"), and the Fifth Supplemental Indenture comply with Article 9 of the Indenture, and
(ii) the conditions of the applicable provisions of the Indenture have been complied with in connection with the Amalgamation and the execution and delivery of the Fifth Supplemental Indenture.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certificate this 1st day of January, 1995.

                                            /s/  P.K. Pal
                                           -------------------------------------
                                           Name: P.K. Pal
                                           Title: Vice President

                                            /s/  Serge Fecteau
                                           -------------------------------------
                                           Name: Serge Fecteau
                                           Title: Assistant Secretary